Report of Independent Registered
                       Public Accounting Firm on Schedules

The Board of Directors
Woodmen of the World Life
   Insurance Society and/or Omaha
   Woodmen Life Insurance Society

We have audited the statutory-basis statements balance sheets of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the Society) as of December 31, 2005 and 2004, and the related statutory-basis statements of operations, changes in surplus, and cash flow for each of the three years in the period ended December 31, 2005, and have issued our report thereon dated April 5, 2006 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules, listed in the
Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                         /s/ Ernst & Young LLP

Des Moines, Iowa
April 5, 2006

                       Schedule I - Summary of Investments
                    Other Than Investments in Related Parties

                             As of December 31, 2005

                                                                                     Amount at
                                                                                   Which Shown in
                                                                        Estimated   the Statement
                                                                          Market    of Financial
Type of Investment                                         Cost           Value       Position
                                                       ------------------------------------------
                                                                           (In Thousands)
Bonds:
  U.S. Treasury securities and obligations of U.S.
    government corporations and agencies               $    149,940   $    153,584   $    149,940
  States, municipalities, and political subdivisions        409,405        407,595        409,405
  Foreign governments                                       166,065        171,001        166,065
  Public utilities                                          684,479        699,329        684,479
  All other corporate bonds                               2,571,903      2,654,034      2,571,903
Mortgage-backed and other asset-backed securities           997,338      1,022,282        997,338
                                                       ------------------------------------------
Total bonds                                               4,979,130      5,107,825      4,979,130

Equity securities - common stocks:
  Public utilities                                           14,484         26,390         26,390
  Banks, trust, and insurance companies                       1,443          5,196          5,196
  Industrial, miscellaneous, and all other                  231,775        309,295        309,295
                                                       ------------------------------------------
Total equity securities                                     247,702        340,881        340,881

Mortgage loans                                            1,214,684                     1,214,684
Real estate                                                 105,018                       105,018
Certificate loans                                           165,266                       165,266
Other invested assets                                       188,503                       188,503
                                                       ------------                  ------------
Total investments                                      $  6,900,303                  $  6,993,482
                                                       ============                  ============


See accompanying report of registered public accounting firm.

               Schedule III - Supplementary Insurance Information

  As of December 31, 2005, 2004 and 2003, and for Each of the Years Then Ended

                                              Future        Contractholder
                                              Policy           and Other
                                             Benefits       Certificateholder
                                            and Claims           Funds
                                           ----------------------------------
                                                    (In Thousands)
2005
Life and health insurance                  $  5,935,639   $         119,708

2004
Life and health insurance                  $  5,713,262   $         113,242

2003
Life and health insurance                  $  5,376,380   $         126,058

  As of December 31, 2005, 2004 and 2003, and for Each of the Years Then Ended

                                                             Benefits,
                                Premiums          Net       Claims, and       Other
                               and Other      Investment     Settlement     Operating
                            Considerations    Income (1)      Expenses     Expenses (1)
                            -----------------------------------------------------------
                                                                   (In Thousands)
2005
Life and health insurance   $      585,408   $    415,242   $    641,173   $    178,705

2004
Life and health insurance   $      652,646   $    403,665   $    698,553   $    182,785

2003
Life and health insurance   $      702,029   $    389,805   $    752,532   $    184,503

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

See accompanying report of registered public accounting firm.

                            Schedule IV - Reinsurance

  As of December 31, 2005, 2004, and 2003, and for Each of the Years Then Ended

                                                                             Ceded to
                                                               Gross           Other          Net
                                                               Amount        Companies       Amount
                                                            ------------------------------------------
                                                                              (In Thousands)
2005
Life insurance in force                                     $ 34,032,317   $  4,965,126   $ 29,067,191
                                                            ==========================================

Premiums:
  Life insurance                                            $    578,189   $      7,924   $    570,165
  Supplemental contracts involving life contingencies              6,529             --          6,529
  Supplemental contracts not involving life contingencies             --             --             --
  Accident and health insurance                                    9,994          1,380          8,614
                                                            ------------------------------------------
Total                                                       $    594,712   $      9,304   $    585,408
                                                            ==========================================

                                                                                                  2004
Life insurance in force                                     $ 33,349,746   $  4,370,169   $ 28,979,577
                                                            ==========================================

Premiums:
  Life insurance                                            $    643,730   $      5,701   $    638,029
  Supplemental contracts involving life contingencies              6,536             --          6,536
  Supplemental contracts not involving life contingencies             --             --             --
  Accident and health insurance                                    9,294          1,213          8,081
                                                            ------------------------------------------
Total                                                       $    659,560   $      6,914   $    652,646
                                                            ==========================================

                                                                                                  2003
Life insurance in force                                     $ 32,838,796   $  3,661,397   $ 29,177,399
                                                            ==========================================

Premiums:
  Life insurance                                            $    694,683   $      7,037   $    687,646
  Supplemental contracts involving life contingencies              6,930             --          6,930
  Supplemental contracts not involving life contingencies             --             --             --
  Accident and health insurance                                    8,405            952          7,453
                                                            ==========================================
Total                                                       $    710,018   $      7,989   $    702,029
                                                            ==========================================


See accompanying report of registered public accounting firm.